UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

CHILE MINING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53132	26-1516355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3316 Park Place, Springfield, New Jersey	07081
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-973-508-4055

Jorge Canning 1410

Ñuñoa, Santiago

Republic of Chile

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS.

ITEM 8.01 OTHER EVENTS.

On or about September 12, 2017, the Securities and Exchange Commission (“Commission”) instituted proceedings pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Exchange Act”) against us. The Commission had previously announced (on September 13, 2017) the temporary suspension of trading in our securities. The temporary trading suspension terminated on September 26, 2017.

Exchange Act Section 13(a) and the rules promulgated thereunder require issuers of securities registered pursuant to Exchange Act Section 12 to file with the Commission current and accurate information in periodic reports, even if the registration is voluntary under Section 12(g). Specifically, Rule 13a-1 requires issuers to file annual reports and Rule 13a-13 requires domestic issuers to file quarterly reports. We had failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13. The Commission ordered that we comply with the Exchange Act. The Commission further ordered that we file an answer to the allegations contained in that order within ten days after service of the order, as provided by Rule 220(b) of the Commission’s Rules of Practice [17 C.F.R.§ 201.220(b)]. On October 12, 2017, the designated Administrative Law Judge found us in default for failing to file an answer, failing to respond to the order, or otherwise defend the proceeding.

Consistent with other similarly situated defaulting issuers in similar proceedings (some also voluntary registrants) and following the requests of the Commission, the Administrative Law Judge ordered that, pursuant to Exchange Act Section 12(j), the registration of our common stock be revoked, without considering any other alternatives in providing for the protection of investors. The Administrative Law Judge found that the Commission is authorized, “as it deems necessary or appropriate for the protection of investors,” to revoke the registration of a security or suspend its registration for a period not exceeding twelve months if it finds, after notice and an opportunity for hearing, that the issuer of the security has failed to comply with any provision of the Exchange Act or rules thereunder. [In January 2018, we appeared, and we had requested, with a reply, petition, request and motion that the Administrative Law Judge and Commission, and each of them, (with other requests) revisit the sanctions to determine whether the sanction of revocation is proper or that some lesser sanction be appropriate. Our request for lesser sanctions was denied in an order ratifying actions on January 23, 2018.]

The Commission Rules provide, in part, that the initial decision will not become final until the Commission enters an order of finality. We have not been served with an order of finality.

On August 22, 2018, Commission issued an order: (1) reiterating its approval of the appointments of the Administrative Law Judges in the Office of Administrative Law Judges; (2) allowing the stay of pending administrative proceedings initiated by an order instituting proceedings to expire; (3) remanding administrative proceedings pending before the Commission and vacating any prior opinion issued in those matters; and (4) requiring a new hearing in all affected proceedings before an Administrative Law Judge who has not previously participated in the proceeding, unless the parties expressly agree to alternative procedures.

Parties who agree to alternative procedures, including agreeing that the proceeding remain with the previously designated Administrative Law Judge were to notify the Chief Administrative Law Judge in writing by September 7, 2018. The Commission had ordered that Brenda P. Murray, Chief Administrative Law Judge, to assign all proceedings by September 21, 2018. We had a proceeding pending before Judge Cameron Elliot, an Administrative Law Judge, prior to the Commission’s order. In accordance with the Commission’s directive that parties in pending cases be notified of its order, the notice and the attachments are required to be served on the issuer.

We had appeared in the proceedings. As of the date hereof, we have not been served with the Commission’s order. As of the date hereof, all prior opinions in this matter have been vacated.

We believe that if we are served, the assigned or reassigned Administrative Law Judge will request that the parties confer by a given date, submit a joint proposal that reflects any agreement regarding service of the prior orders, meet and confer on those matters addressed at a prehearing conference, and provide dates for a prehearing conference.  If we fail to participate and the administrative judge finds that we had been served and not answered, the designated Administrative Law Judge may again find us in default for failing to file an answer, failing to respond to the order, or otherwise failing to defend the proceedings.

We intend to file a Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act or Suspension of Duty to File Reports under Sections 12 and 15(d) of the Exchange Act to avoid protracted and prolonged litigation with the Commission and to restore our status as an issuer that has not had its registration revoked under the Exchange Act Section 12(j).

As of September 7, 2017, our common stock was quoted on the OTC Link operated by OTC Markets Group, Inc. (formerly “Pink Sheets”), had four market makers, and was eligible for the “piggyback” exception of Exchange Act Rule 15c2-11(f)(3).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILE MINING TECHNOLOGIES INC.

Date: September 26, 2018	By:	/s/ Eric Hirsch
Eric Hirsch
CEO

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